UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2008

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2008, the Compensation Committee of the Board of Directors of MCG Capital Corporation (the "Company") approved grants of restricted stock for certain officers of the Company pursuant to its Amended and Restated 2006 Employee Restricted Stock Plan (the "2006 Employee Plan"). The Compensation Committee administers the 2006 Employee Plan.

The 2006 Employee Plan was originally approved by the Company's stockholders at the 2006 Annual Meeting of Stockholders. The Company's stockholders approved an amendment to the 2006 Employee Plan at the 2008 Annual Meeting of Stockholders to remove the provision that the Company shall not grant shares under the 2006 Employee Plan at a time when the Company's common stock is trading below the current net asset value per share.

The Company's named executive officers for 2007 are Steven F. Tunney, President and Chief Executive Officer; Michael R. McDonnell, Executive Vice President, Chief Operating Officer and Chief Financial Officer; B. Hagen Saville, Executive Vice President, Business Development; Robert J. Merrick, Executive Vice President and Chief Investment Officer; Samuel G. Rubenstein, Executive Vice President, General Counsel and Chief Compliance Officer; and William B. Ford, Senior Vice President and Managing Director.   The restricted stock grants for the named executive officers were: Mr. Tunney - 30,000 shares; Mr. McDonnell - 17,500 shares; Mr. Saville - 20,000 shares; Mr. Merrick - 20,000 shares; Mr. Rubenstein - 12,500 shares; and Mr. Ford - 25,000 shares. Mr. McDonnell also received a grant of 150,000 shares pursuant to an Amended and Restated Employment Agreement entered into in March 2008.

Under the 2006 Employee Plan, Company employees are eligible to receive awards of restricted shares of the Company's common stock that, at the time of issuance, are subject to certain forfeiture conditions and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The forfeiture restrictions lapse according to the schedule contained in the employee's Restricted Stock Agreement with the Company, in each such instance only if, and to the extent that, the employee is employed by the Company on such date. With respect to the April 30, 2008 restricted stock grants for each named executive officer, such officer's shares are subject to a four-year forefeiture lapse schedule beginning on June 30, 2008. With respect to the additional restricted stock grant for Mr. McDonnell, the 150,000 shares are subject to a three-year forefeiture lapse schedule beginning on December 31, 2008.

Please refer to our 2008 Proxy Statement for a more detailed discussion of the 2006 Employee Plan and the Company's compensation practices.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - MCG Capital Corporation Amended and Restated 2006 Employee Restricted Stock Plan.

Exhibit 99.2 - MCG Capital Corporation Amended and Restated 2006 Non-Employee Director Restricted Stock Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: May 06, 2008	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	MCG Capital Corporation Amended and Restated 2006 Employee Restricted Stock Plan.
EX-99.2	MCG Capital Corporation Amended and Restated 2006 Non-Employee Director Restricted Stock Plan.